Exhibit 10.2

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED, AS INDICATED WITH “*” AND BRACKETS BECAUSE SUCH INFORMATION IS NOT MATERIAL AND WOULD LIKELY BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.]

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 7, 2019, to the Loan and Security Agreement, dated as of May 23, 2018 (the “Loan Agreement”), is made by and among TRANSENTERIX, INC., a Delaware corporation (“Parent”), TRANSENTERIX SURGICAL, INC., a Delaware corporation (“TSI”), TRANSENTERIX INTERNATIONAL, INC., a Delaware corporation (“TII”), and SAFESTITCH LLC, a Virginia limited liability company (“SafeStitch” and together with Parent, TSI and TII, individually and collectively, jointly and severally, “Borrowers” or “Borrower”), the several banks and other financial institutions or entities party to the Loan Agreement (collectively referred to as “Lender”), and HERCULES CAPITAL, INC., a Maryland corporation, as administrative agent and collateral agent for itself and Lender (“Agent”).

RECITALS

A.The parties hereto wish to amend the Loan Agreement as provided in this Amendment.

B.The Loan Agreement may be amended pursuant to Section 11.3(b) thereof by the written agreement of Borrowers, Agent and the Required Lenders, each of which is a party to this Amendment.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Effectiveness. Subject to satisfaction of all of the terms and conditions set forth in this Amendment, this Amendment shall be effective as of April 30, 2019.

SECTION 2.  Defined Terms. Capitalized terms used but not defined in this Amendment (including in the Recitals) shall have the meanings assigned to such terms in the Loan Agreement.

SECTION 3.  Amendments to the Loan Agreement. Subject to all of the terms and conditions set forth in this Amendment, Borrowers, Agent and Lender hereby agree to the following amendments to the Loan Agreement.

(a)  The definition of “Facility Charge” is hereby amended and restated in its entirety to read as follows:

““Facility Charge” means $400,000.”

(b)  The definition of “Permitted Indebtedness” is hereby amended and restated in its entirety to read as follows:

““Permitted Indebtedness” means: (i) Indebtedness of any Loan Party in favor of Lender or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in, and subject to the limitations set forth in, Schedule 1A; (iii) Indebtedness of up to [$*******] outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens;” provided that such Indebtedness does not exceed the cost of the property or assets financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit and bankers’ guarantees that are secured by Cash and issued on behalf of a Borrower or a Subsidiary thereof and Indebtedness incurred in the ordinary course of business with respect to corporate credit cards and/or merchant services (including any guarantees entered into connection such corporate credit cards and/or merchant services), all in an aggregate amount not to exceed [$**********] at any time outstanding and reimbursement obligations for letters of credit and/or bankers’ guarantees under this clause (vii) in an amount not to exceed [$*******] may be secured by Liens described in clause (xiv) of the definition of “Permitted Liens;” (viii) other unsecured Indebtedness in an amount not to exceed [$*******] at any time outstanding; and (ix) extensions, refinancings and renewals of any items of Permitted Indebtedness; provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Loan Parties or their Subsidiaries, as the case may be.”

(c)  The definition of “Maximum Term Loan Amount” is hereby deleted in its entirety.

(d)  The definitions of “Term Loans” and “Term Loan” are hereby amended and restated in their entirety to read as follows:

““Term Loans” means, collectively, the Tranche I Loan, the Tranche II Loan and the Tranche IV Loan, and each of them is referred to individually as a “Term Loan”.”

(e)  Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions thereto in the appropriate alphabetical order:

““Tranche IV Facility Charge” means an amount equal to 1.00% of each Advance made under the Tranche IV Loan.”

““Tranche IV Loan” means an additional term loan under this Agreement in an amount up to the Tranche IV Loan Maximum Amount.”

““Tranche IV Loan Availability Period” means the period commencing on July 1, 2019 and ending on December 31, 2020.”

““Tranche IV Loan Conditions” means satisfaction of each of the following: (i) no default or Event of Default shall have occurred and be continuing and (ii) on or before the date on which a Borrower submits an Advance Request under the Tranche IV Loan, Agent’s investment committee shall have approved (in its sole discretion) such Advance under the Tranche IV Loan.”

““Tranche IV Loan Maximum Amount” means an aggregate principal amount of up to $20,000,000.”

(f)  Section 2.1(a)(iii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(iii)during the Tranche IV Loan Availability Period, and subject to satisfaction of the Tranche IV Loan Conditions, a Borrower may request one or more additional Advances in minimum amounts of at least $5,000,000 and in an aggregate amount not to exceed the Tranche IV Loan Maximum Amount.”

(g)  Section 2.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.5. End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that any Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender an amount equal to (x) $2,085,000, plus (y) if a Borrower requests and Lender funds any additional Advances under the Tranche IV Loan, an additional amount equal to the aggregate principal amount of all additional Advances made under the Tranche IV Loan multiplied by 6.95%. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date in the case of the Tranche I Loan, and on each applicable Advance Date for the Tranche II Loan and the Tranche IV Loan, as the case may be.”

(h)  Section 4.2 of the Loan Agreement is hereby amended to add a new clause (f) at the end of such Section 4.2 to read in its entirety as follows:

“(f)Parent shall have delivered to Agent payment of the Tranche IV Facility Charge for the applicable Advance to be made under the Tranche IV Loan and shall have reimbursed Agent and Lender for any expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the applicable Advance.”

(i)  Section 7.1(h) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(h)promptly after their approval by the Board of Directors, and in any event, within 60 days following the end of Parent’s fiscal year, an operating plan and budget for the fiscal year immediately following such fiscal year end as approved by the Board of Directors (each, an “Operating Plan and Budget”), as well as financial and business projections, operating plans and other financial information reasonably requested by Agent; and”

(j)  Section 7.21 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.21Financial Covenant.

(a)Subject to Section 7.21(c), beginning with the quarter ending March 31, 2019 and for each fiscal quarter thereafter, Net Revenue for the trailing six-month period ending on each such date shall equal at least [**]% of the Projected Net Revenue for such six-month period (the foregoing, the “Financial Covenant”).

(b)Parent shall provide Agent with such information as Agent may reasonably require in connection with its testing of the Financial Covenant, including the Financial Statements required to be delivered to Agent pursuant to Section 7.1. Compliance with the Financial Covenant shall be tested on the date that is 30 days following the end of each applicable fiscal quarter (each, a “Test Date”). Compliance with the Waiver Condition (as defined below) shall be tested on a continuous basis during any applicable period of determination.

(c)Parent and the other Borrowers shall not be required to comply with the Financial Covenant as of any Test Date if the Parent achieves and maintains compliance with the Waiver Condition at all times during the period from the immediately preceding Test Date to such Test Date. If the Financial Covenant has not been satisfied as of a Test Date, Borrowers shall be required to maintain compliance at all times with the Waiver Condition during the period commencing on such Test Date through and including the next Test Date. If the Financial Covenant has been satisfied as of a Test Date, then Borrowers shall not be required to comply with the Waiver Condition for such Test Date. A failure to satisfy the Waiver Condition in accordance with foregoing when not in compliance with the Financial Covenant shall constitute a breach of Borrowers’ obligations under this Section 7.21.

(d)For purposes of this Section 7.21, “Projected Net Revenue” means:

(i)for the 2019 fiscal year, the Net Revenue projected by Parent for the applicable periods as set forth in the Operating Plan and Budget for the 2019 fiscal year as delivered to and accepted by Agent on or before May 7, 2019; and

(ii)for each fiscal year following the 2019 fiscal year commencing with the fiscal year ending December 31, 2020, the Net Revenue projected by Parent for the applicable periods as set forth in the Operating Plan and Budget for the applicable fiscal year as delivered to and accepted in writing by Agent in its reasonable discretion.

Parent shall deliver to Agent an Operating Plan and Budget for the each fiscal year commencing with the fiscal year ending December 31, 2020, and that is acceptable to Agent, no later than 60 days following the end of Parent’s prior fiscal year, and Parent’s failure to comply with the foregoing shall constitute a breach of Borrowers’ obligations under this Section 7.21.

(e)For purposes of this Section 7.21, “Waiver Condition” means:

(i)for any period of determination during the 2019 fiscal year, satisfaction of either of the following conditions at all times during such period of determination:

(A)	Borrowers shall maintain unrestricted Cash in one or more accounts subject to Account Control Agreements in an amount equal to at least [***]% of the principal amount of the Term Loans outstanding; or
(B)

(x) Borrowers shall maintain unrestricted Cash in one or more accounts subject to Account Control Agreements in an amount at least equal to [***]% of the principal amount of the Term Loans outstanding, and (y) Parent’s market capitalization (determined based on Parent’s public closing price per share (as quoted by Bloomberg L.P. or such other inter-dealer quotation system reasonably acceptable to Agent) multiplied by the fully diluted shares outstanding) shall be at least [$***********] (calculated based on a 10-trading day volume weighted average price), provided that if Parent’s market capitalization falls below [$***********], the Waiver Condition shall be deemed satisfied upon Borrowers depositing within five Business Days after Parent’s market capitalization falls below [$***********] additional unrestricted Cash into one or more accounts subject to Account Control Agreements in an amount to satisfy the conditions set forth in Section 7.21(e)(i)(A); and

(ii)for any period of determination during each fiscal year following the 2019 fiscal year, commencing with the fiscal year ending December 31, 2020, satisfaction of either of the following conditions at all times during such period of determination:

(A)	Borrowers shall maintain unrestricted Cash in one or more accounts subject to Account Control Agreements in an amount equal to at least [***]% of the principal amount of the Term Loans outstanding; or
(B)

(x) Borrowers shall maintain unrestricted Cash in one or more accounts subject to Account Control Agreements in an amount equal to at least [***]% of the principal amount of the Term Loans outstanding, and (y) Parent’s market capitalization (determined based on Parent’s public closing price per share (as quoted by Bloomberg L.P. or such other inter-dealer quotation system reasonably acceptable to Agent) multiplied by the fully diluted shares outstanding) shall be at least [$***********] (calculated based on a 10-trading day volume weighted average price) at all times, provided that if Parent’s market capitalization falls below [$***********], the Waiver Condition shall be deemed satisfied upon Borrowers depositing within five Business Days after Parent’s market capitalization falls below [$***********] additional unrestricted Cash into one or more accounts subject to Account Control Agreements in an amount to satisfy the conditions set forth in Section 7.21(e)(ii)(A).”

(k)  Exhibit F to the Loan Agreement is hereby amended and restated in its entirety as attached to this Amendment.

(l)  Schedule 1.1 to the Loan Agreement is hereby amended and restated in its entirety as attached to this Amendment.

SECTION 4.  Termination of the Tranche III Loan. Upon the effectiveness of this Amendment: (i) Borrowers’ rights under the Loan Agreement to draw all or any portion of the Tranche III Loan shall terminate in all respects; (ii) Lender shall have no obligation to fund all or any portion of Tranche III Loan following the date hereof, regardless of any Borrower’s achievement of any milestones or other conditions related thereto as provided under the Loan Agreement; (iii) the total amount of Advances for all purposes under the Loan Agreement shall equal only the Advances under the Tranche I Loan, the Tranche II Loan and, as applicable, the Tranche IV Loan; and (iv) all references in the Loan Agreement to an Advance or Advances shall mean only such Advances under the Tranche I Loan, the Tranche II Loan and, as applicable, the Tranche IV Loan.

SECTION 5.  Conditions to this Amendment. The effectiveness of this Amendment is subject to Borrowers’ satisfaction of each of the following conditions:

(a)  Parent shall have paid to Agent an amendment fee equal to $30,000; and

(b)  Parent shall deliver to Agent Financial Statements for the period ending March 31, 2019 evidencing compliance with Section 7.21 of the Loan Agreement, as amended by this Amendment (i.e. satisfaction of either the financial covenant set forth in such section or the Waiver Condition).

SECTION 6.  Effect on Loan Documents; Release.

(a)  Except as specifically amended by this Amendment, all Loan Documents shall continue to be in full force and effect and are ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, and it shall not constitute a waiver of any provision of the Loan Documents. Any reference to the Loan Agreement in any other Loan Document shall be a reference to the Loan Agreement as amended by this Amendment.

(b)  In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto (collectively, the “Released Claims”). Each Borrower understands, acknowledges and agrees that the release set forth above (the “Release”) may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Without limiting the generality of the foregoing, each Borrower hereby waives the provisions of any statute or doctrine that prevents a general release from extending to claims unknown by the releasing party, including, without limitation, California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Claims. Each Borrower acknowledges that the Release constitutes a material inducement to Agent and Lender to enter into this Amendment and that Agent and Lender would not have done so but for Agent’s and Lender’s expectation that the Release is valid and enforceable in all events.

SECTION 7.  Representations and Warranties. Each Borrower represents and warrants, on behalf of itself and each of the other Loan Parties, to Agent and Lender as follows:

(a)Such Borrower’s execution, delivery and performance of this Amendment (i) have been duly authorized by all necessary corporate action of such Borrower; (ii) will not result in the creation or imposition of any Lien upon the Collateral (other than Permitted Liens and the Liens created by the Loan Documents, including the Intellectual Property Security Agreement); (iii) do not violate any material provisions of such Borrower’s Certificate of Incorporation, bylaws, certificate of formation or operating agreement, as applicable, or any law, regulation, order, injunction, judgment, decree or writ to which such Borrower is subject; and (iv) except as described on Schedule 5.3 to the Loan Agreement, does not violate any material contract or agreement or require the consent or approval of any other Person which has not already been obtained.

(b)This Amendment has been duly executed and delivered on such Borrower’s behalf by a duly authorized officer thereof, and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity.

(c)All of Borrowers’ representations and warranties contained in the Loan Agreement and all schedules and exhibits thereto are true in all material respects as of the date of this Amendment as though made on the date of this Amendment, except to the extent that such representations and warranties relate expressly to an earlier date.

(d)Each Borrower is in compliance as of the date of this Amendment with all of the terms and provisions set forth in each Loan Document, and there shall be no fact or condition that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default as of the date of this Amendment.

SECTION 8.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 9.  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. Agent may also require that any such documents and signatures delivered by facsimile, .pdf or other electronic imaging means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile, .pdf or other electronic imaging means.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWERS:

TRANSENTERIX, INC.

By:	/s/ Joseph P. Slattery
Name:	Joseph P. Slattery
Title:	EVP, CFO

TRANSENTERIX SURGICAL, INC.

By:	/s/ Joseph P. Slattery
Name:	Joseph P. Slattery
Title:	EVP, CFO

TRANSENTERIX INTERNATIONAL, INC.

By:	/s/ Joseph P. Slattery
Name:	Joseph P. Slattery
Title:	EVP, CFO

SAFESTITCH LLC

By:	TransEnterix, Inc., its sole member

By:	/s/ Joseph P. Slattery
Name:	Joseph P. Slattery
Title:	EVP, CFO

[Signature Page to First Amendment to Loan and Security Agreement]

AGENT:

HERCULES CAPITAL, INC.

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Assistant General Counsel

LENDERS:

HERCULES CAPITAL, INC.

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Assistant General Counsel

HERCULES CAPITAL FUNDING TRUST 2018-1

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Assistant General Counsel

HERCULES CAPITAL FUNDING TRUST 2019-1

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Assistant General Counsel

[Signature Page to First Amendment to Loan and Security Agreement]

OMITTED SCHEDULES AND EXHIBITS

Exhibit F -	Form of Compliance Certificate
Schedule 1.1 -	Commitments